UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

Caribou Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105
Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 982-6030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2022 (the “Commencement Date”), an Office/Laboratory Lease (the “Lease”) was fully executed by and between Caribou Biosciences, Inc. (the “Company”) and 7th Street Property III General Partnership (the “Landlord”) for a building consisting of 10,000 square feet located at 2895 7th Street, Berkeley, California (the “Building”).

The Lease has a rent commencement date of August 1, 2022 (the “Rent Commencement Date”) and a term of approximately 10 years and 6.5 months, from the Commencement Date through the expiration date of July 31, 2032 (the “Term”).

Beginning on the Rent Commencement Date, the Company is obligated to make monthly rent payments in an amount of $6.50 per square foot, subject to scheduled annual increases of 3.5% for the Term of the Lease on each anniversary of the Rent Commencement Date, plus certain operating expenses. Pursuant to the Lease, the Landlord will contribute up to $175.00 per square foot of the Building ($1.75 million) toward the cost of tenant improvements for the Building.

The Company is obligated to pay the Landlord a security deposit in the amount of $395,000, which is subject to use by the Landlord under certain circumstances, pursuant to the terms of the Lease. The Company has the right to sublease the Building, subject to certain conditions and Landlord consent. The Company also has a one-time option to extend the Term for an additional 5 years at the then fair market rent, provided that the Company must provide 365 days’ notice prior to the end of the initial Term to exercise the extension option.

The Lease also contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods or upon bankruptcy of the Company.

The foregoing description of the Lease is qualified in its entirety by reference to the Office/Laboratory Lease, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Office/Laboratory Lease between the Registrant and 7th Street Property III General Partnership, having a commencement date of January 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARIBOU BIOSCIENCES, INC.

Date:	January 19, 2022	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz, President and Chief Executive Officer